UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 16, 2020

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

On July 16, 2020 (the “Resignation Date”), BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, sent the Chairman of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) and the Chief Financial Officer of the Company a letter notifying the Company that BDO was resigning as the Company’s auditor. The Audit Committee did not recommend or approve BDO’s resignation.
The reports of BDO on the Company’s consolidated financial statements for the two most recent fiscal years did not contain an adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that BDO’s report for the year ended December 31, 2019 included an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.
During the two most recent fiscal years and through the Resignation Date, there were (i) no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions.
The Company has not selected an independent registered public accounting firm to replace BDO.
The Company has provided a copy of this Current Report on Form 8-K to BDO and requested that BDO furnish to the Company a letter addressed to the SEC stating whether it agrees with the Company’s statements in this Current Report on Form 8-K and, if not, stating the respects in which it disagrees, to permit the Company to file the response letter with the SEC within the required timeframe. The letter furnished by BDO on July 22 2020 is filed herewith as Exhibit 16.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Exhibits

Exhibit Number	Description
16.1	Letter from BDO USA, LLP, dated July 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2020

IMH FINANCIAL CORPORATION

By:	/s/ Chadwick S. Parson
Chadwick S. Parson
Chief Executive Officer

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